Exhibit 5.1

Claire Keast-Butler

+44 (0) 20 7556 4211

ckeastbutler@cooley.com

Exscientia Limited

The Schrodinger Building

Oxford Science Park, Oxford

Oxfordshire, OX4 4GE

United Kingdom

17 September 2021

Ladies and Gentlemen:

Re:	Exscientia Limited – Registration Statement on Form F-1 – Exhibit 5.1

1.	INTRODUCTION

1.1	We have acted as English legal advisers to Exscientia Limited, a private limited company incorporated in England and Wales (the “Company”), in relation to the proposed offering of American Depositary Shares (the “ADSs”) representing ordinary shares in the capital of the Company with a nominal value to be determined by the board of directors of the Company (“Ordinary Shares”) (the “Offering” and the Ordinary Shares allotted and issued in connection therewith to Citibank, N.A. (London Branch) as the custodian for the depositary and represented by ADSs, being the “Shares”). The Company will be re-registered as a public limited company under the laws of England and Wales with the name Exscientia plc prior to the allotment and issue of the Shares.

1.2	In connection with the preparation and filing of the registration statement on Form F-1 to which this letter is attached as an exhibit (such registration statement, as amended, including the documents incorporated by reference therein, the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder, we have been asked to provide an opinion on certain matters, as set out below. We have taken instructions solely from the Company.

1.3	Except as otherwise defined in this letter, capitalised terms used have the respective meanings given to them in the Registration Statement (as defined above) and headings are for ease of reference only and shall not affect interpretation.

1.4	All references to legislation in this letter are to the legislation of England unless the contrary is indicated, and any reference to any provision of any legislation shall include any amendment, modification, re-enactment or extension thereof, as in force on the date of this letter.

1.5	All references in this letter to the term “Shares” shall include any additional Ordinary Shares registered by the Company pursuant to Rule 462(b) under the Securities Act in connection with the Offering contemplated by the Registration Statement.

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2.	DOCUMENTS

For the purpose of issuing this letter, we have examined such matters of fact and questions of law as we have considered appropriate. We have reviewed, amongst other things, the following documents:

2.1	a PDF copy of the Registration Statement filed by the Company with the SEC on 21 June 2021 and amended on 9 August 2021 and 9 September 2021;

2.2	a PDF copy of the current articles of association of the Company adopted on 9 August 2021 (the “Current Articles”) and the new articles of association of the Company adopted by the Company conditional on completion of and in connection with the Offering (the “New Articles”);

2.3	a PDF copy of the certificate of incorporation of the Company dated 29 June 2021, a PDF copy of the certificate of incorporation on change of name of the Company dated 18 August 2021;

2.4	draft minutes of a meeting of the pricing committee of the board of directors of the Company (the “Board” or the “Directors”) (the “Committee”) to be held to resolve, inter alia, to allot and issue the Shares (the “Allotment Resolutions”); and

2.5	a certificate dated 16 September 2021 signed by the Company’s company secretary (the “Secretary’s Certificate”) relating to certain factual matters as at the date of the Secretary’s Certificate and having annexed thereto copies (certified by the Company’s company secretary as being duly passed in each case) of the following documents:

(a)	a copy of the minutes of a meeting of the Board held on 23 August 2021 approving, inter alia, the preparation, execution and public filing with the SEC of the Registration Statement, approving the Offering and the constitution of the Committee (the “Board Minutes”, and, together with the Allotment Resolutions and the Shareholder Resolutions, the “Corporate Approvals”);

(b)	a copy of the written resolutions passed by the shareholders of the Company on 15 September 2021 resolving, inter alia, to grant authorities to the Board for the purposes of sections 551 and 570 of the Companies Act 2006, as amended (the “Companies Act”) to allot shares or grant rights to subscribe for, or convert any security into, shares (the “Shareholder Resolutions”); and

(c)	a copy of the New Articles, certified to be a true and correct copy as at the date hereof.

3.	SEARCHES

In addition to examining the documents referred to in paragraph 2 (Documents), we have carried out the following searches:

3.1	an online search at Companies House in England and Wales (“Companies House”) with respect to the Company, carried out at 9:00 a.m. (London time) on 17 September 2021 (the “Online Search”); and

3.2	a telephone enquiry at the Companies Court in London of the Central Registry of Winding-up Petitions in England and Wales with respect to the Company, carried out at 11:02 a.m. (London time) on 17 September 2021 (the “Telephone Enquiry” and, together with the Online Search, the “Searches”).

4.	OPINION

Subject to the assumptions set out in paragraph 5 (Assumptions), the scope of the opinion set out in paragraph 6 (Scope of Opinion) and the reservations set out in paragraph 7 (Reservations), it is our opinion that, as at today’s date, the Shares, if and when allotted and issued, registered in the name of the recipient in the register of members of the Company and delivered as described in the Registration Statement, will be duly and validly authorised and issued, fully paid or credited as fully paid (subject to the receipt of valid consideration by the Company for the issue thereof in connection with the Offering) and will not be subject to any call for payment of further capital.

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5.	ASSUMPTIONS

In giving the opinion in this letter, we have assumed (without making enquiry or investigation) that:

5.1	all signatures, stamps and seals on all documents that we reviewed are genuine;

5.2	all original documents are complete, authentic and up-to-date, and all documents submitted to us as a copy (whether by email or otherwise) are complete and accurate and conform to the original documents of which they are copies and that no amendments (whether oral, in writing or by conduct of the parties) have been made to any of the documents since they were examined by us;

5.3	where a document has been examined by us in draft or specimen form, it will be or has been duly executed in the form of that draft or specimen;

5.4	the capacity, power and authority to execute, deliver and perform each of the documents listed in paragraph 2 to this opinion by or on behalf of each of the parties to such documents;

5.5	none of the documents examined by us has been or will be amended or modified in any way, and there are no other arrangements or course of dealings which modify, supersede or otherwise affect any of the terms thereof, and no unknown facts or circumstances (and no documents, agreements, instruments or correspondence) which are not apparent from the face of the documents listed in paragraph 2 to this opinion or which have not been disclosed to us that may affect the conclusions in this opinion;

5.6	the information revealed by the Searches is true, accurate, complete and up-to-date in all respects, and there is no information which should have been disclosed by the Searches that has not been disclosed for any reason and there has been no alteration in the status or condition of the Company since the date and time that the Searches were made and that the results of the Searches will remain complete and accurate as at each time of the allotment and issue of the Shares;

5.7	in relation to authorising the allotment and issue of the Shares, the Directors have acted and will act in the manner required by section 172 of the Companies Act and will exercise their powers in accordance with their duties under all applicable laws and the articles of association of the Company in force at the relevant time, and that all such further meetings of the board of directors of the Company or any duly authorised and constituted committee of the board of directors of the Company which may be required in order validly to allot and issue the Shares will be duly convened and held and the requisite resolutions to give effect to their allotment and issue will be duly passed, including the Allotment Resolutions;

5.8	there has not been and will not be any bad faith, breach of trust, fraud, coercion, duress or undue influence on the part of any of the Directors in relation to any allotment and issue of Shares;

5.9	the contents of the Secretary’s Certificate were true and not misleading when given and remain true and not misleading as at the date of this letter and will be as at the time of the allotment and issue of the Shares, and there is no fact or matter not referred to in the Secretary’s Certificate which would make any of the information in the Secretary’s Certificate inaccurate or misleading;

5.10	the Company will have been re-registered as a public limited company under the laws of England and Wales prior to issuance of the Shares;

5.11	all of the existing classes of shares in the capital of the Company will have been re-designated as Ordinary Shares and the Ordinary Shares will have been sub-divided and/or consolidated into such number of Ordinary Shares with such nominal value as is determined by the board of directors of the Company prior to the issuance of the Shares;

5.12	the New Articles become effective before the issuance of the Shares; and

5.13	no Shares or rights to subscribe for Shares have been or shall be offered to the public in the United Kingdom in breach of the Financial Services and Markets Act 2000 (“FSMA”), EU Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 or of any other United Kingdom laws or regulations concerning offers of securities to the public, and no communication has been or shall be made in relation to the Shares in breach of section 21 (Restrictions on financial promotion) of FSMA or any other United Kingdom laws or regulations relating to offers or invitations to subscribe for, or to acquire rights to subscribe for or otherwise acquire, shares or other securities.

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6.	SCOPE OF OPINION

6.1	The opinion given in this letter is limited to English law as it would be applied by English courts on the date of this letter.

6.2	We express no opinion in this letter on the laws of any other jurisdiction. We have not investigated the laws of any country other than England and we assume that no foreign law affects the opinion stated in paragraph 4 (Opinion).

6.3	We express no opinion as to any agreement, instrument or other document other than as specified in this letter.

6.4	No opinion is expressed with respect to taxation in the United Kingdom or otherwise in this letter.

6.5	We have not been responsible for investigating or verifying the accuracy of the facts or the reasonableness of any statement of opinion or intention, contained in or relevant to any document referred to in this letter, or that no material facts have been omitted therefrom.

6.6	The opinion given in this letter is given on the basis of each of the assumptions set out in paragraph 5 (Assumptions) and is subject to each of the reservations set out in paragraph 7 (Reservations) to this letter. The opinion given in this letter is strictly limited to the matters stated in paragraph 4 (Opinion) and does not extend, and should not be read as extending, by implication or otherwise, to any other matters.

6.7	This letter only applies to those facts and circumstances which exist as at today’s date and we assume no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances which may subsequently come to our attention, any changes in laws which may occur after today, or to inform the addressee of any change in circumstances happening after the date of this letter which would alter the opinion given in this letter.

6.8	This letter is given by Cooley (UK) LLP and no partner or employee assumes any personal responsibility for it nor shall owe any duty of care in respect of it.

6.9	This letter, the opinion given in it, and any non-contractual obligations arising out of or in connection with this letter and/or the opinion given in it, are governed by and shall be construed in accordance with English law as at the date of this letter.

7.	RESERVATIONS

7.1	The Online Search described at paragraph 3.1 (Searches) is not capable of revealing conclusively whether or not:

(a)	a winding-up order has been made or a resolution passed for the winding-up of a company;

(b)	an administration order has been made; or

(c)	a receiver, administrative receiver, administrator or liquidator has been appointed,

since notice of these matters may not be filed with the Registrar of Companies in England and Wales immediately and, when filed, may not be entered on the public database or recorded on the public microfiches of the relevant company immediately.

In addition, such a company search is not capable of revealing, prior to the making of the relevant order, whether or not a winding-up petition or a petition for an administration order has been presented.

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7.2	The Telephone Enquiry described at paragraph 3.2 (Searches) relates only to a compulsory winding-up and is not capable of revealing conclusively whether or not a winding-up petition in respect of a compulsory winding-up has been presented, since details of the petition may not have been entered on the records of the Central Registry of Winding-up Petitions in England and Wales immediately or, in the case of a petition presented to a County Court in England and Wales, may not have been notified to the Central Registry of Winding-up Petitions in England and Wales and entered on such records at all, and the response to an enquiry only relates to the period of approximately four years prior to the date when the enquiry was made. We have not made enquiries of any District Registry or County Court in England and Wales.

7.3	The opinion set out in this letter is subject to: (i) any limitations arising from applicable laws relating to insolvency, bankruptcy, administration, reorganisation, liquidation, moratoria, schemes or analogous circumstances; and (ii) an English court exercising its discretion under section 426 of the Insolvency Act (co-operation between courts exercising jurisdiction in relation to insolvency) to assist the courts having the corresponding jurisdiction in any part of the United Kingdom or any relevant country or territory.

7.4	We express no opinion as to matters of fact.

7.5	We have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the Registration Statement, or that no material facts have been omitted from the Registration Statement.

8.	REGISTRATION STATEMENT

We consent to the filing of this letter as an exhibit to the Registration Statement. We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Yours faithfully

Cooley (UK) LLP